SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 5, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 5, 2008, Grubb & Ellis Company (the “Company”) amended its $75 million senior secured revolving credit facility (the “First Letter Amendment”) revising certain terms of that certain Second Amended and Restated Credit Agreement dated as of December 7, 2007 by and among the Company, the guarantors named therein, the financial institutions identified therein as lender parties, Deutsche Bank Securities Inc., as sole book-running manager and sole lead arranger and Deutsche Bank Trust Company Americas, as the initial swing line bank, the initial issuer of Letters of Credit (as defined therein) and administrative agent for the lender parties named therein (the “Credit Facility”).
     The First Letter Amendment, among other things, modifies and provides the Company with an extension from September 30, 2008 to March 31, 2009 to dispose of the three real estate assets that the Company had previously acquired on behalf of Grubb & Ellis Realty Advisors, Inc.
     Additionally, the First Letter Amendment also, among other things, modifies select debt covenants in order to provide greater flexibility to facilitate the Company’s 1031 tenant-in-common programs. The modifications made to the debt covenants now permit the Company and its Restricted Subsidiaries (as defined in the Credit Facility) to incur certain contingent obligations with respect to any guarantee of primary obligations of certain tenant-in-common syndications effected by the Company or its Restricted Subsidiaries that comply with requirements set forth in the Credit Facility, provided that (i) such primary obligations shall consist solely of obligations under a first-lien mortgage loan, (ii) the principal amount of such first-lien mortgage loan shall not exceed seventy percent (70%) of the then current fair market value of the real estate assets securing such mortgage loan, and (iii) to the extent certain continent obligations first incurred after December 31, 2007, such contingent obligations as described in Section 5.02(b)(iii)(F) of the Credit Facility shall not exceed $125,000,000 in the aggregate. In addition, the Recourse Debt/Core EBITA Ratio for the quarter ending September 30, 2008, and thereafter, was amended from 2.00:1.00 to 2.25:1.00.
     The foregoing is a summary of the terms and conditions of the First Letter Amendment and does not purport to be a complete discussion of the amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the First Letter Amendment which is annexed to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following is filed as an Exhibit to this Current Report on Form 8-K:
99.1	First Letter Amendment, dated as of August 4, 2008, by and among by and among Grubb & Ellis Company, the guarantors named therein, Deutsche Bank Trust Company Americas, as administrative agent, the financial institutions identified therein as lender parties, Deutsche Bank Trust Company Americas, as syndication agent, and Deutsche Bank Securities Inc., as sole book running manager and sole lead arranger.

99.2	Press Release issued by Grubb & Ellis Company on August 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: August 6, 2008